UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 2, 2014

Date of Report (Date of earliest event reported)

SONUS NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-34115	04-3387074
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Sonus Networks, Inc. (the “Company”) held a special meeting of stockholders on December 2, 2014 (the “Special Meeting”).  At the Special Meeting, the Company’s stockholders approved amendments to the Sonus Networks, Inc. 2007 Stock Incentive Plan, as amended (the “2007 Plan”), to:

•                  Increase the aggregate number of shares of the Company’s common stock authorized for issuance under the 2007 Plan by 10,000,000 shares;

•                  Provide that the aggregate number of shares of the Company’s common stock authorized for issuance under the 2007 Plan shall also be increased to include (i) the number of shares of the Company’s common stock that are reserved for future issuance under the Company’s 2008 Stock Incentive Plan (the “2008 Plan”) and the 2012 Amended Performance Technologies, Incorporated Omnibus Incentive Plan (the “2012 Plan,” together with the 2008 Plan, the “Acquired Plans”) immediately prior to the time this proposal was approved by stockholders (which number is 1,568,737 shares) and (ii) any shares of the Company’s common stock subject to awards that are outstanding under the Acquired Plans immediately prior to the time this proposal was approved by stockholders (which number is 4,050,322 shares subject to outstanding options and 10,000 restricted shares, for an aggregate of 4,060,322 shares) that expire, are terminated, cancelled, surrendered or forfeited, or are repurchased by the Company at their original issuance price pursuant to a contractual repurchase right under the Acquired Plans (subject, however, in the case of incentive stock options to any limitations under the Internal Revenue Code of 1986, as amended). Any shares granted under the 2008 Plan that are returned to the Company will be returned at the fungible rate of 1.25.  The Acquired Plans will no longer be used for new grants;

•                  Increase the maximum number of shares that may be granted to any participant under the 2007 Plan, from 2,000,000 shares to 4,000,000 shares per calendar year;

•                  Increase the maximum number of shares that may be granted to any non-employee director under the 2007 Plan, from 100,000 shares to 200,000 shares per calendar year; and

•                  Revise the rate at which restricted stock, restricted stock units, performance awards and other stock unit awards are counted against the shares of common stock available for issuance under the 2007 Plan from 1.5 shares for every one share issued in connection with such award to 1.57 shares for every one share issued in connection with such award.  Shares of common stock subject to awards that were granted under the 1.5 times ratio will return to the 2007 Plan upon forfeiture of such awards at the previous ratio of 1.5.

These amendments to the 2007 Plan had previously been approved by the Company’s Board of Directors subject to stockholder approval.  The provisions of the 2007 Plan are described in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on October 15, 2014 (the “Proxy Statement”) under “Proposal Two—Approval of Amendments to the Sonus Networks, Inc. 2007 Stock Incentive Plan, As Amended.”  The foregoing summary of the 2007 Plan is qualified in its entirety by reference to the complete text of the 2007 Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

At the Special Meeting, the Company’s stockholders voted on the matters listed below.  The proposals are described in detail in the Proxy Statement.  The final voting results from the Special Meeting are set forth below.

(1)                                 By the following vote, the stockholders approved an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding common stock at a whole number ratio of not less than 1-for-5 and not more than 1-for-10, with the ratio, implementation and timing of such reverse stock split (within such parameters) to be determined in the discretion of the Company’s Board of Directors at any time prior to December 31, 2015, and, in connection therewith, to decrease the number of authorized shares of the Company’s common stock on a basis proportional to the reverse stock split ratio:

For	207,807,137

Against	18,255,594

Abstain	1,148,470

(2)                                 By the following vote, the stockholders approved the amendments to the 2007 Plan:

For	151,094,711

Against	21,692,818

Abstain	1,959,872

Broker Non-Votes	52,463,800

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibit

10.1                        Sonus Networks, Inc. 2007 Stock Incentive Plan, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2014	SONUS NETWORKS, INC.

By:
/s/ Jeffrey M. Snider
Jeffrey M. Snider
Senior Vice President, Chief Administrative Officer, General Counsel and Secretary

Exhibit Index

10.1                        Sonus Networks, Inc. 2007 Stock Incentive Plan, as amended.